Exhibit 10.75

FIRST amendment
to
LITTELFUSE, INC. 401(K) RETIREMENT AND SAVINGS PLAN

The Littelfuse, Inc. 401(k) Retirement and Savings Plan, originally effective as of January 1, 1993, as presently maintained under an amendment and restatement made effective as of January 1, 2017, is hereby amended effective as of the dates indicated below, in the following respects:

FIRST CHANGE

Effective January 1, 2018, Section 9.2l of the Adoption Agreement, Other excluded Employees, is amended to exclude interns hired after January 1, 2018 as follows:

9.2	Covered Employees Exclude. Select available options below:

(Note: Persons classified by the Employer as independent contractors such that the Employer does not withhold income or employment taxes from their pay and who are recharacterized by the DOL, another agency, or a court as Employees of the Employer, are automatically excluded from coverage unless and until the Employer elects to extend coverage to such persons.)

		All Contributions	Employee	Matching	Nonelective	QNEC	Safe Harbor[1]
1.	Other excluded Employees[2]: Employees of SSAC, LLC; interns hired after January 1, 2018	1. ☐ OR	2. ☒	3. ☐	4. ☒	5. ☒	6. ☒

SECOND CHANGE

Effective February 1, 2018, Section 25.5 of the Adoption Agreement, Optional Limitations on Hardship Withdrawals is amended to provide as follows:

25.5	Optional Limitations on Hardship Withdrawals.

a.	☐	Minimum Hardship Withdrawal Amount. The minimum hardship withdrawal amount is: $____________________
i.	☐	If less, Participant may withdraw 100% of his withdrawable interest

b.	☐	Suspension of Further Hardship Withdrawals. The suspension period will last ____________________ months

c.	☒	Limit Number of Hardship Withdrawals. The number of hardship withdrawals a Participant may receive during the calendar year is limited to: 2

FINAL CHANGE

Effective January 1, 2018, Section C.2d of the Automatic Contribution Arrangement With Optional Automatic Escalation Feature is amended to provide as follows:

d.	Subject to any elections in ii.. or iv. below, the automatic increase will be applied each adjustment date.
i.	The adjustment dates are:

A.	☐	First day of each calendar year

B.	☐	Anniversaries of the Employee's hire or rehire date

C.	☒	Each April 1 to the extent at least 45 days have elapsed since the Participant's eligibility date (month/day – must be first day of month)

ii.	The increase will apply as soon as administratively practicable following the applicable adjustment date

Note: If an Eligible Employee who is subject to automatic escalation modifies the amount of his 401(k) Contributions taken into account in applying the automatic escalation provisions within 45 days of an adjustment date, notwithstanding any other provision of the Plan, his 401(k) Contributions will not be adjusted as of such adjustment date, but will be adjusted as of the immediately following adjustment date.

iii.	The first increase will apply to a new Eligible Employee beginning with the first adjustment date after:

A.	☒	The date the Eligible Employee first became subject to the automatic escalation provisions

B.	☐	The close of the Plan Year in which the Eligible Employee first became subject to the automatic escalation provisions
1.	☐	For an Eligible Employee who affirmatively elects out of the ACA, but is still subject to automatic escalation, the first increase applies beginning with the first adjustment date after the Eligible Employee would have become subject to the automatic escalation provisions but for his affirmative election

C.	☐	The close of the Plan Year following the Plan Year in which the Eligible Employee first became subject to the automatic escalation provisions
1.	☐	For an Eligible Employee who affirmatively elects out of the ACA, but is still subject to automatic escalation, the first increase applies beginning with the first adjustment date after the Eligible Employee would have become subject to the automatic escalation provisions but for his affirmative election

iv.	☒ An Eligible Employee may elect a different adjustment date

*          *          *

EXECUTED AT Chicago, Illinois this 6th day of February, 2018.

Littelfuse, Inc.

By: /s/ Ryan K. Stafford

Title: Executive Vice President, Chief Legal and Human Resources Officer & Corporate Secretary

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